EXHIBIT 99.2

NUSTAR ENERGY L.P.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

As used in this report, references to “we,” “us” or “our” collectively refer to NuStar Energy L.P.

The following unaudited pro forma combined financial statements give effect to our acquisition on March 20, 2008 of CITGO Asphalt Refining Company’s asphalt operations and assets (the CARCO Assets) for a total of $808.3 million. In addition, we assumed certain environmental and employee-related liabilities. The CARCO Assets include asphalt refineries in Paulsboro, New Jersey and Savannah, Georgia and three asphalt terminals. We funded the acquisition with proceeds from our common unit offerings in November 2007 and April 2008, related contributions from our general partner to maintain its 2% interest, proceeds from our issuance of $350.0 million of senior notes and borrowings under our revolving credit agreement.

The unaudited pro forma combined balance sheet as of December 31, 2007 is presented as if the acquisition of the CARCO Assets had occurred on that date. The unaudited pro forma combined statement of income assumes that the acquisition occurred on January 1, 2007. The estimates of fair value of the assets acquired and liabilities assumed are based on preliminary assumptions, pending the completion of an independent appraisal and other evaluations.

The unaudited pro forma combined financial statements should be read in conjunction with (i) the audited historical consolidated financial statements of NuStar Energy L.P. included in its Annual Report on Form 10-K for the year ended December 31, 2007; and (ii) the audited historical consolidated financial statements of CITGO Asphalt Refining Company for the year ended December 31, 2007 included herein. The unaudited pro forma combined financial statements are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the acquisition of the CARCO Assets had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the notes to unaudited pro forma combined financial statements, are based upon available information and certain assumptions that our management believes are reasonable.

The unaudited pro forma combined financial statements do not give effect to any anticipated cost savings or other financial benefits expected to result from the acquisition of the CARCO Assets.

NUSTAR ENERGY L.P.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

DECEMBER 31, 2007

(Thousands of Dollars)

	NuStar Energy L.P. Historical	Pro Forma Adjustments		NuStar Energy L.P. Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$89,838	$415,868	(a)	$89,838
		236,227	(b)
		5,025	(c)
		146,035	(d)
		(803,155	) (e)
Accounts receivable, net	130,354	—		130,354
Receivable from related party	786	—		786
Inventories	88,532	326,715	(e)	415,247
Other current assets	37,624	1,439	(e)	39,063

Total current assets	347,134	328,154		675,288

Property, plant and equipment	2,944,116	451,863	(e)	3,395,979
Accumulated depreciation and amortization	(452,030)	—		(452,030)

Property, plant and equipment, net	2,492,086	451,863		2,943,949
Intangible assets, net	47,762	—		47,762
Goodwill	785,019	—		785,019
Investment in joint ventures	80,366	—		80,366
Deferred income tax asset	10,622	—		10,622
Deferred charges and other assets, net	20,098	2,720	(a)	51,134

		28,316	(e)

Total assets	$3,783,087	$811,053		$4,594,140

Liabilities and Partner’s Equity
Current liabilities:
Current portion of long-term debt	$663	$—		$663
Accounts payable	163,309	—		163,309
Accrued interest payable	17,725	—		17,725
Accrued liabilities	47,189	231	(e)	47,420
Taxes other than income taxes	10,157	496	(e)	10,653
Income taxes payable	3,442	—		3,442

Total current liabilities	242,485	727		243,212

Long-term debt, less current portion	1,445,626	418,588	(a)	2,010,249
		146,035	(d)
Long-term payable to related party	5,684	896	(e)	6,580
Deferred income tax liability	34,196	—		34,196
Other long-term liabilities	60,264	3,555	(e)	63,819

Partners’ equity:
Limited partners	1,926,126	236,227	(b)	2,162,353
General partner	41,819	5,025	(c)	46,844
Accumulated other comprehensive income	26,887	—		26,887

Total partners’ equity	1,994,832	241,252		2,236,084

Total liabilities and partners’ equity	$3,783,087	$811,053		$4,594,140

See Accompanying Notes to Pro Forma Combined Financial Statements.

NUSTAR ENERGY L.P.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

(Thousands of Dollars, except unit and per unit data)

	NuStar Energy L.P. Historical	CARCO Historical	Pro Forma Adjustments		NuStar Energy L.P. Pro Forma Combined
Revenue	$1,475,014	$1,920,365	$—		$3,395,379

Costs and expenses:
Cost of product sales	742,972	1,529,149	3,600	(f)	2,275,721
Operating expenses	357,235	301,184	—		658,419
General and administrative expenses	67,915	19,776	—		87,691
Depreciation and amortization expense	114,293	10,041	8,033	(g)	132,367

Total costs and expenses	1,282,415	1,860,150	11,633		3,154,198

Operating income	192,599	60,215	(11,633)		241,181
Equity income from joint ventures	6,833	—	—		6,833
Interest expense, net	(76,516)	—	(31,120	) (h)	(107,636)
Other income, net	38,830	308	—		39,138

Income before income tax expense	161,746	60,523	(42,753)		179,516
Income tax expense	11,448	40	—	(i)	11,488

Net income	150,298	60,483	(42,753)		168,028
Less net income applicable to general partner	(21,063)	—	(2,995	) (j)	(24,058)

Net income applicable to limited partners	$129,235	$60,483	$(45,748)		$143,970

Net income per unit applicable to limited partners	$2.74				$2.64

Weighted average number of basic units outstanding	47,158,790		7,301,759	(k)	54,460,549

See Accompanying Notes to Pro Forma Combined Financial Statements.

NUSTAR ENERGY L.P.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pro Forma Adjustments:

(a)	To reflect the sale of $350.0 million of 7.65% senior notes due April 15, 2018, net of discount of $0.7 million, and the borrowings on our variable rate revolving credit agreement of $69.3 million. Debt issuance costs of $2.4 million and $0.3 million related to the $350.0 million senior notes and revolving credit agreement, respectively, were capitalized and will be amortized over the life of each debt instrument.

(b)	To record the sale of 5,050,800 common units of NuStar Energy L.P. at a price of $48.75 per unit for net proceeds of $236.2 million.

(c)	To record a capital contribution from the general partner of NuStar Energy L.P. of $5.0 million to maintain its 2% ownership interest in NuStar Energy L.P.

(d)	To reflect the proceeds of the November 2007 equity offering and the related general partner contribution totaling $146.0 million, which were originally used to partially repay the balance outstanding on our revolving credit agreement.

(e)	For purposes of this pro forma analysis, the estimated purchase price has been allocated based on a preliminary assessment of the fair value of the assets acquired and liabilities assumed, pending the completion of an independent appraisal and other evaluations. Management does not expect to allocate a significant amount of the purchase price to goodwill or identifiable intangible assets, as there is little intellectual property involved in the operation of the acquired business. However, the results of the pending appraisal may reflect a value for certain customer contracts or other identifiable intangible assets, the quantification of which cannot be determined at this time. The purchase price and preliminary purchase price allocation results in the following pro forma adjustments (in thousands):

Inventory	$326,715
Other current assets	1,439
Property, plant and equipment	451,863
Other noncurrent assets	28,316

Purchase price	808,333
Less liabilities assumed	5,178

Preliminary purchase price allocation	$803,155

November 2007 equity offering	$143,000
Contributions from our general partner to maintain its 2% interest	3,035
April 2008 equity offering	236,227
Contributions from our general partner to maintain its 2% interest	5,025
Senior note offering, net of issuance costs	346,882
Borrowings on revolving credit agreement, net of issuance costs	68,986

Total sources	$803,155

(f)	To adjust cost of product sales from the LIFO method to the weighted-average cost method, which is the method we use.

(g)	To adjust depreciation expense for the preliminary purchase price allocation to property, plant and equipment for the year ended December 31, 2007 based on an estimated life of 25 years and no salvage value.

(h)	To reflect interest expense of $31.1 million for the year ended December 31, 2007 attributable to (i) the sale of $350.0 million of 7.65% senior notes, (ii) borrowings on our variable rate revolving credit agreement, (iii) the amortization of debt issuance costs, and (iv) amortization of debt discount. For pro forma presentation purposes, the debt discount and the debt issuance costs associated with each debt instrument have been amortized from January 1, 2007 using the effective interest method. A 1/8% change in the interest rate associated with the borrowings under our revolving credit agreement would have a $0.1 million effect on interest expense for the year ended December 31, 2007.

(i)	The pro forma adjustments to the statements of income have not been tax-effected as the effect on income tax is not material.

NUSTAR ENERGY L.P.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS – (Continued)

(j)	To reflect the adjustment to the general partner’s interest in net income that has been calculated assuming our common units issued in November 2007 and April 2008 were outstanding as of January 1, 2007 and the same quarterly distributions per limited partner unit that were earned in 2007. The general partner’s incentive distribution rights have been calculated as defined by NuStar Energy L.P.’s partnership agreement. The following reflects the general partner’s total interest in the pro forma combined net income (in thousands):

For the Year Ended December 31, 2007
General partner’s 2% ownership interest in net income	$2,938
General partner’s incentive distribution	21,120

Net income applicable to general partner	$24,058

(k)	To adjust the weighted average number of basic units outstanding to the number of common units outstanding at the completion of the acquisition.

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